EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

TXU Corp. (formerly, Texas Utilities Company):

We consent to the incorporation by reference in Registration Statement No. 333-45657 on Form S-8 of our report dated June 15, 2000, appearing in this Annual Report on Form 11-K of the Deferred Compensation Plan for Directors of Subsidiaries of Texas Utilities Company for the year ended March 31, 2000.




/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 28, 2000